EXHIBIT 10.9

                    FOURTH AMENDMENT TO AGREEMENT OF LIMITED
            PARTNERSHIP OF CORNERSTONE PROPERTIES LIMITED PARTNERSHIP


         THIS FOURTH AMENDMENT TO AGREEMENT OF LIMITED PARTNERSHIP OF CORNERSTONE PROPERTIES LIMITED PARTNERSHIP (this "AMENDMENT") is made and entered into as of the 16th of December, 1998, by CORNERSTONE PROPERTIES INC., a Nevada corporation, as general partner (the "GENERAL PARTNER") of Cornerstone Properties Limited Partnership (the "PARTNERSHIP"), for itself and on behalf of the Limited Partners of the Partnership, and the New Partners admitted to the Partnership pursuant to this Amendment under the following circumstances:

         WHEREAS, the Partnership was formed by the filing of that certain Certificate of Limited Partnership with the Delaware Secretary of State on December 23, 1997 and is organized pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act and pursuant to that certain Agreement of Limited Partnership of Cornerstone Properties Limited Partnership, dated as of December 23, 1997, as amended by First Amendment to Agreement of Limited Partnership of Cornerstone Properties Limited Partnership, dated as of January 29, 1997 [sic], by Amendment to First Amendment to Agreement of Limited Partnership of Cornerstone Properties Limited Partnership, dated as of January 29, 1998, by Second Amendment to Agreement of Limited Partnership of Cornerstone Properties Limited Partnership, dated as of April 28, 1998, and by Third Amendment to Agreement of Limited Partnership dated as of June 3, 1998 (the "PARTNERSHIP AGREEMENT");

         WHEREAS, on even date herewith, the parties identified as "New Partners" on the signature page hereto (the "NEW PARTNERS") have made Capital Contributions to the Partnership in exchange for an aggregate of 16,213,009 Class A Partnership Common Units of limited partnership interest in the Partnership;

         WHEREAS, each New Partner desires to become a party to the Partnership Agreement as a Limited Partner and to be bound by all terms, conditions and other provisions of this Amendment and the Partnership Agreement; and

         WHEREAS, the parties desire to amend the Partnership Agreement to reflect the admission of each New Partner as an Additional Limited Partner and holder of a certain number of Units and certain other matters as herein provided;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. DEFINITIONS. The terms used in this Amendment with an initial capital letter or letters shall have the same meanings in this Amendment as the meanings ascribed thereto in the Partnership Agreement.

         2. ADMISSION OF NEW PARTNERS. Each New Partner is hereby admitted as an Additional Limited Partner in accordance with Section 12.2 of the Partnership Agreement holding such number of Units as is set forth on EXHIBIT A. Each New Partner hereby agrees to become a party to the Partnership Agreement as a Limited Partner and to be bound by all the terms, conditions and other provisions of the Partnership Agreement, including but not limited to the power of attorney set forth in Section 2.4 of the Partnership Agreement. Pursuant to
Section 12.2.B of the Partnership Agreement, the General Partner hereby consents to the admission of each New Partner as an Additional Limited Partner of the Partnership. The admission of each New Partner shall become effective as of the date of this Amendment, which shall also be the date on which the name of each New Partner is recorded on the books and records of the Partnership.

         3. RESTATEMENT OF EXHIBIT A. EXHIBIT A to the Partnership Agreement is hereby amended and restated by replacing EXHIBIT A with EXHIBIT A attached to this Amendment.


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         4.    EXTRAORDINARY TRANSACTION. Section 1 of the Partnership Agreement
is hereby amended by deleting clause (i) of the definition of "Extraordinary Transaction" in its entirety and substituting the following in its place:

                    "(i) a merger (including a triangular merger), consolidation or other combination into another Person if, as the result of which, the Company is not the surviving Person, unless such merger (including a triangular merger), consolidation or other combination into such other Person where the Company is not the surving Person is effected solely to change the domicile or state of incorporation of the Company;"

         5. VALUE. Section 1 of the Partnership Agreement is hereby amended by deleting the definition of "Value" in its entirety and substituting the following in its place:

                    "VALUE" means, with respect to a REIT Share, the average of the daily market price for the ten (10) consecutive trading days immediately preceding the Valuation Date. The Market for each such trading day shall be: (i) if the REIT Shares are listed or admitted to trading on the New York Stock Exchange ("NYSE"), the closing price on the NYSE on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, on such day; (ii) if the REIT Shares are not listed on the NYSE but are listed or admitted to trading on any other securities exchange or the Nasdaq National Market System, the General Partner shall designate one of such exchanges or the Nasdaq National Market System, and the market price shall be the closing price on such exchange so designated by the General Partner on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day;
               (iii) if the REIT Shares are not listed or admitted to trading on any securities exchange or the Nasdaq National Market System, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner; or (iv) if the REIT Shares are not listed or admitted to trading on any securities exchange or the Nasdaq National Market System and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported, PROVIDED that if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the Value of the REIT Shares shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event the REIT Shares Amount includes Rights, then the Value of such Rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate, PROVIDED that the Value of any Rights issued pursuant to a 'Shareholder Rights Plan' shall be deemed to have no value unless a 'triggering event' shall have occurred (I.E., if the Rights issued pursuant thereto are no longer 'attached' to the REIT Shares and are able to trade independently)."

         6. TERM. Section 2.5 of the Partnership Agreement is hereby amended by inserting the following immediately following the date "December 31, 2096,":

               ". . . unless the General Partner, in its sole and absolute discretion, and on as many occasions as the General Partner may elect, extends such date by written notice to the Limited Partners given prior to such date, or . . ."

         7. DISTRIBUTIONS. Section 5.1 of the Partnership Agreement is hereby deleted in its entirety and the following substituted in its place:

         "SECTION 5.1   REQUIREMENT AND CHARACTERIZATION OF DISTRIBUTIONS

                  The General Partner shall cause the Partnership to distribute at least quarterly all or a portion of Available Cash generated by the Partnership during such quarter or shorter period, in such amounts as the General Partner shall determine in its sole and absolute discretion; PROVIDED, HOWEVER, that all such distributions shall be made to the Partners who are Partners on the Partnership Record Date with respect to such quarter or shorter period in the following order:

                  (1) first, at the time and in the manner set forth in the applicable Partnership Unit Designation, to each holder of Partnership Interests of a class or series that is entitled to a preference in distribution, in accordance with the rights of such class or series of Partnership Interests (and, within such class or series, pro rata in proportion to the respective Partnership Interests on such Partnership Record Date); and

                  (2) second, to the extent the amount of Available Cash which the General Partner has determined to distribute exceeds the amount required for payment of any preference in distribution under the foregoing clause (1), such excess shall be distributed to the holders of Partnership Interests that are not entitled to any preference in distribution, pro rata to each class or series in accordance with the terms of such class or series (and within each class or series pro rata in proportion to their respective Percentage Interests on such Partnership Record Date).

                  Unless otherwise expressly provided for herein or in an agreement at the time a new class or series of Partnership Interests is created in accordance with ARTICLE 4, no Partnership Interest shall be entitled to a distribution in preference to any other Partnership Interests. Unless otherwise specifically agreed to by the General Partner, distributions payable with respect to any Partnership Units that were not outstanding during the entire quarterly or shorter period in respect of which distribution is made shall be prorated based on the portion of the period that such Units were outstanding. Notwithstanding anything to the contrary contained herein, in no event shall a Partner receive a distribution out of Available Cash with respect to a Partnership Unit if such Partner is entitled to receive a distribution out of such Available Cash with respect to a REIT Share for which such Partnership Unit has been exchanged or redeemed.

                  The General Partner shall take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the Company's qualification as a REIT, to distribute Available Cash (a) to the Limited Partners so as to preclude any such distribution or portion thereof from being treated as part of a sale of property to the Partnership by a Limited Partner under Section 707 of the Code or the Regulations thereunder; PROVIDED that the General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of any distribution to a Limited Partner being so treated and (b) to the Company in amounts sufficient to enable the Company to pay shareholder dividends that will
         (1) satisfy the requirements for qualifying or reelecting as a REIT under the Code and Regulations and (2) avoid any federal income or excise tax liability for the Company; PROVIDED, HOWEVER, that the General Partner may in its sole discretion from time to time elect not to cause the Partnership to distribute sufficient amounts to enable the Company to pay shareholder dividends that will avoid any federal income or excise tax liability of the Company so long as to do so would not be disadvantageous to the Limited Partners. Except as set forth in the immediately preceding sentence, nothing contained herein shall require the General Partner to cause the Partnership to distribute any particular portion of Available Cash. The Partners acknowledge that the Partnership expects in the future to undertake the construction and development of property, to acquire additional property through purchase for cash, debt and equity securities, issuance of indebtedness, merger or other means, to make other investments utilizing, inter alia, income and gain of the Partnership, and to establish reserves for the purpose of making such future expenditures, thereby reducing the amounts of Available Cash that would otherwise be available for distribution to the Partners."

         8. DEFICIT MAKE-UP; TAX ALLOCATIONS. The Partnership Agreement is hereby amended in the following respects:

               (a) A new Section 6.1.E is hereby added to the Partnership Agreement immediately following Section 6.1.D thereof as follows:

                    "E.  ELECTION TO UNDERTAKE DEFICIT RESTORATION LIABILITY. A
               Limited Partner who wishes to bear the economic risk of loss as to a portion of the Partnership's recourse indebtedness by undertaking the obligation to restore a portion of its negative Capital Account balance upon liquidation of such Partner's interest in the Partnership, as provided in SECTION 13.3 hereof, shall provide a written notice to the General Partner specifying the dollar amount of recourse debt of the Partnership as to which such Limited Partner agrees to bear the economic risk of loss by undertaking a deficit capital account restoration obligation of the same amount (the "RECOURSE DEBT AMOUNT"). The total of such dollar amounts elected by all Limited Partners shall equal the "AGGREGATE RECOURSE DEBT AMOUNT" and shall be set forth on EXHIBIT E, as amended from time to time. Such election shall become effective upon the receipt thereof by the General Partner unless the General Partner reasonably determines, based on the advice of its tax advisors and after consulting with the Limited Partner and its tax advisors, that the amount specified in a Limited Partner's election substantially exceeds the amount necessary to cause the Limited Partner to be allocated sufficient Partnership debt under Section 752 of the Code (taking into account the effect of anticipated reductions in Partnership debt on such Partner's allocable share of debt) to cover such Partner's negative tax capital account and reasonably projected changes therein. Upon becoming effective, such election shall be irrevocable, cannot be reduced, and shall be binding upon successive transferees of the Limited Partner except as provided in the final paragraph of SECTION 13.3 hereof."

               (b) Paragraphs (4) and (5) of Section 6.1.B of the Partnership Agreement are hereby deleted in their entirety and the following substituted in their place:

                    "(4) Fourth, to the General Partner until the General
                         Partner's Adjusted Capital Account Deficit is equal to the excess, if any, of the aggregate recourse liabilities of the Partnership at the end of the fiscal year for which such allocation is being made over the Aggregate Recourse Debt Amount as set forth on EXHIBIT E, as appropriately amended from time to time;

                    (5) Fifth, to the Limited Partners listed on EXHIBIT E in proportion to their respective `Recourse Debt Percentages' (such percentages being derived, in the case of each Limited Partner, by dividing such Limited Partner's Recourse Debt Amount by the Aggregate Recourse Debt Amount), until the sum of such Limited Partners' Adjusted Capital Account Deficits equals the Aggregate Recourse Debt Amount; and"

               (c) Section 1 of the Partnership Agreement is hereby amended by deleting the definition of "RECOURSE DEBT AMOUNT" in its entirety and adding new definitions of "RECOURSE DEBT AMOUNT" and "AGGREGATE RECOURSE DEBT AMOUNT" as follows:

                    "AGGREGATE RECOURSE DEBT AMOUNT" has the meaning set forth in SECTION 6.1.E."

                    "RECOURSE DEBT AMOUNT" has the meaning set forth in SECTION 6.1.E."

               (d) Exhibit E of the Partnership Agreement is hereby amended by adding the phrase "(Aggregate Recourse Debt Amount)" immediately after the word "Total."

         9. GENERAL PARTNER ACTION TO MAINTAIN REIT STATUS OR AVOID TAXATION OF COMPANY. Section 7.9.D of the Partnership Agreement is hereby amended by deleting clause (iii) thereof in its entirety and substituting the following in its place:

               ". . . (iii) to ensure that the Partnership at all times satisfies the 90% qualifying income exception of Section 7704(c) of the Code, unless the Partnership obtains an opinion of counsel to the effect that the Partnership is not properly classified as a `publicly traded partnership' under Section 7704(b) of the Code, is expressly authorized under this Agreement and is deemed approved by all of the
         Limited Partners. . . ."

         10. REDEMPTION RIGHT. The first sentence of Section 8.6.A is hereby amended to read as follows:

               "A. GENERAL. Subject to SECTION 8.6.B and 8.6.C, at any time
         (i) on or after the day following the first (1st) anniversary of the date of issuance of a Partnership Unit to a Limited Partner pursuant to
         ARTICLE 4, or, in the case of Partnership Units issued to an Additional Limited Partner admitted to the Partnership pursuant to the Fourth Amendment to Agreement of Limited Partnership of the Partnership dated as of December 16, 1998, at any time on or after the day following the first to occur of (a) the first (1st) anniversary of the date of issuance of a Partnership Unit to such Limited Partner pursuant to
         ARTICLE 4, or (b) a "CHANGE IN CONTROL" of the Company (as such term is defined in the Registration Rights and Lock-up Agreement, dated as of the date of this Amendment, by and among the Company and the parties set forth in Exhibit A thereto), or (ii) on or after such date prior to the date determined in accordance with the foregoing clause (i) as the General Partner, in its sole and absolute discretion, designates with respect to any Units then outstanding, each Limited Partner (other than the Company) shall have the right (the "REDEMPTION RIGHT") to require the Partnership to redeem on a Special Redemption Date all or a portion of the Partnership Units held by such Limited Partner at a redemption price per Unit equal to and in the form of the Cash Amount to be paid by the Partnership."

         11. TAX-EXEMPT LIMITED PARTNERS. A new Section 10.6 is hereby added to the Partnership Agreement immediately following Section 10.5 as follows:

         "SECTION 10.6     NOTIFICATION OF TAX-EXEMPT STATUS

               Any Limited Partner that is a tax-exempt organization shall, upon its admission to the Partnership, notify the Partnership of such status, the provision of the Code under which such Limited Partner claims tax-exempt status and whether the Limited Partner is a 'qualified organization' under Section 514(c)(9)(C) of the Code, and shall promptly notify the Partnership of any change in such status."

         12. TRANSFER RESTRICTIONS. Section 11.3.D of the Partnership Agreement is hereby amended in the following respects:

               (A) Section 11.3.D of the Partnership Agreement is hereby amended by inserting the following at the end of clause (i) thereof:

               ". . . PROVIDED, HOWEVER, that the General Partner may, in its sole discretion, waive such restriction on proposed transfers that cause a tax termination of the Partnership if the General Partner otherwise determines that such transfers are in the best interest of the Partnership; . . ."

               (B) Section 11.3.D of the Partnership Agreement is hereby amended by inserting the following at the end of clause (iii) thereof:

               ". . . PROVIDED, HOWEVER, that the foregoing restriction shall not prohibit a transfer in connection with the exercise of a Limited Partner's Redemption Right; . . ."

               (C) Section 11.3.D of the Partnership Agreement is hereby amended by adding a new clause (vii) as follows:

               ". . . ; or (vii) such transfer would cause the Partnership or the Company to be treated as deriving rents from a related party tenant described in Section 856(d)(2)(B) of the Code, taking into account the applicable constructive ownership rules. . "

         13. COMPLIANCE WITH TIMING REQUIREMENTS OF REGULATIONS. Section 13.3 of the Partnership Agreement is hereby amended and restated in its entirety as follows:

         "SECTION 13.3     COMPLIANCE WITH TIMING REQUIREMENTS OF REGULATIONS

               In the event the Partnership is "liquidated" within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this ARTICLE 13 to the General Partner and Limited Partners who have positive Capital Accounts in compliance with Treasury Regulations Section 1.704-1(b)(2)(ii)(b)(2). In that event,
         (i) if the General Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all Partnership Years or portions thereof, including the year during which such liquidation occurs), the General Partner shall contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero in compliance with Treasury Regulations Section 1.704-1(b)(2)(ii)(b)(3); and (ii) if any Limited Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all Partnership Years or portions thereof, including the year during which such liquidation occurs) and has been allocated a Limited Partner Recourse Debt Percentage, each such Limited Partner shall be obligated to contribute cash to the capital of the Partnership in an amount equal to the lesser of (A) the amount required to increase its Capital Account balance as of such date to zero or (B) such Limited Partner's Recourse Debt Amount. Any such contribution required of a Partner hereunder shall be made on or before the later of (i) the end of the Partnership Year in which the interest of such Partner is liquidated or (ii) the ninetieth (90th) day following the date of such liquidation. Notwithstanding any provision hereof to the contrary, all amounts so contributed by a Limited Partner to the capital of the Partnership shall, upon liquidation of the Partnership under ARTICLE 13, be paid only to any then creditors of the Partnership, including Partners that are Partnership creditors (in the order provided in SECTION 13.2), and shall not be distributed to the other Partners then having positive balances in their respective Capital Accounts.

               If a Limited Partner's interest in the Partnership is "liquidated" within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g) (other than in connection with a liquidation of the Partnership), which term shall include a redemption by the Partnership of such Limited Partner's interest upon exercise of a Redemption Right, then the Limited Partner shall be required to contribute cash to the capital of the Partnership equal to the lesser of (i) the amount required to increase its Capital Account balance as of such date to zero, or (ii) such Limited Partner's Recourse Debt Amount. For this purpose, (i) the Limited Partner's deficit Capital Account shall be determined by taking into account all contributions, distributions and allocations for the portion of the Partnership Year ending on the date of the liquidation or redemption, and (ii) solely for purposes of determining such Limited Partner's Capital Account balance, the General Partner shall redetermine the Carrying Value of the Partnership's assets on such date based on the principles set forth in SECTION 1.D(3) and (4) of EXHIBIT B hereto, and shall take into account the Limited Partner's allocable share of any Unrealized Gain or Unrealized Loss resulting from such redetermination in determining the balance of its Capital Account. The amount of any payment required hereunder shall be due and payable within the time periods specified in the penultimate sentence of the preceding paragraph.

               After the death of a Limited Partner, the executor of the estate of such Limited Partner may elect to reduce (or eliminate) the deficit Capital Account restoration obligation of such Limited Partner pursuant to this SECTION 13.3. Such elections may be made by such executor by delivering to the General Partner within two hundred seventy (270) days of the death of such Limited Partner a written notice setting forth the maximum deficit balance in its Capital Account that such executor agrees to restore under SECTION 13.3, if any. If such executor does not make a timely election pursuant to this SECTION 13.3 (whether or not the balance in its Capital Account is negative at such time), then such Limited Partner's estate (and the beneficiaries thereof who receive distributions of Partnership Interests therefrom) shall be deemed to have a deficit Capital Account restoration obligation as set forth pursuant to the terms of SECTION 13.3. Any Limited Partner which is itself a partnership may likewise elect, after the date of its respective partner's death, to reduce (or eliminate) its deficit Capital Account restoration obligation pursuant to SECTION 13.3 by delivering a similar written notice to the General Partner within the time period specified herein. Any such partnership that does not make any such timely election shall similarly be deemed to have a deficit Capital Account restoration obligation as set forth pursuant to the terms of
         SECTION 13.3."

         14. ALLOCATION OF NONRECOURSE DEDUCTIONS. Section 1.D of Exhibit C to the Partnership Agreement is hereby amended by inserting the words ". . .in the Partnership . . . " at the end of the first sentence thereof.

         15. MISCELLANEOUS. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Partners hereby ratify and confirm the Partnership Agreement, as amended by this Amendment. This Amendment shall be governed by and construed in conformity with the laws of the State of Delaware. This Amendment may be executed in counterparts, each of which shall be an original, and all of which shall constitute one and the same instrument.

                                        CORNERSTONE PROPERTIES INC.


                                        By: /s/ Rodney C. Dimock
                                           ----------------------------
                                             Rodney C. Dimock
                                             Chief Operating Officer

                                        By: /s/ Thomas A. Nye
                                           ----------------------------
                                             Thomas A. Nye
                                             Vice President

Alameda Associates
Boron Westcoast B.V.
201 California Inc.
C.L. Peck Contractor
Commerce Way Associates
The Congress Group, Inc.
DFS Holdings LLC
Elohssa Realty Limited Partnership
David A. Gardner
Myron Levin
Steven Levin
Memeno - 1789 Corporation
Noro-Hibernia Holding B.V.
Noro-Palisades Holding Company B.V.
Noro-Wilshire Holding Company B.V.
Palisades Associates
Peck California/Front Associates
Marla Pierson
Arvin Rieger
Terry Levin Smith
William L. Tooley
Tooley California/Front Associates
Wynken Corp.
Corpro Real Estate Management, Inc.

BY:                CORNERSTONE PROPERTIES INC.,
                   pursuant to the Consent of the Limited Partners approving the amendment of the Partnership Agreement as set forth in the Amendment


                   By: /s/ Rodney C. Dimock
                      ----------------------------
                        Rodney C. Dimock
                        Chief Operating Officer

                   By: /s/ Thomas A. Nye
                      ----------------------------
                        Thomas A. Nye
                        Vice President

                 The "New Partners" set forth on Schedule 1

                 By: WW Holdings, LLC a California limited liability company, as attorney-in-fact pursuant to separate powers of attorney

                 By: /s/ Lee Van Boven
                    ----------------------------
                 Name:  Lee Van Boven
                 Title: Manager